UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2014

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Prior Independent Registered Public Accounting Firm

KPMG LLP was previously the principal accountants for Marina Biotech, Inc. (the “Company”). On May 6, 2014, KPMG LLP was informed of its dismissal and that Wolf & Company, P.C. had been engaged as principal accountants. The decision to change accountants was authorized by the Board of Directors, as described in item (b) below.

During the two fiscal years ended December 31, 2011 (the most recent audited financial statements filed by the Company), and the subsequent period through May 6, 2014, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised the Company of the following material weaknesses:

•	Financial Reporting Process: The Company did not maintain a financial reporting process which would have enabled the Company to issue timely financial statements as required by the rules of the SEC.

•	Qualified Personnel: Processes and controls over timely impairment testing of long-lived assets were inadequate primarily because the Company lacked the resources to acquire the necessary valuation expertise to operate effective processes and controls over the impairment testing of long-lived assets. As a result, a reasonable possibility exists that a material misstatement in the Company’s financial statements will not be prevented or detected on a timely basis.

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010, contained a separate paragraph stating that: “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has ceased substantially all day-to-day operations, including most research and development activities, has incurred recurring losses, has a working capital and accumulated deficit and has had recurring negative cash flows from operations, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from this uncertainty.”

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K

(b)	New Independent Registered Public Accounting Firm

On April 25, 2014, the Board of Directors of the Company authorized the engagement of Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm for purposes of performing an audit of the Company’s financial statements for the fiscal years ended December 31, 2012 and December 31, 2013. The Company entered into an engagement letter with Wolf on May 12, 2014.

During the two fiscal years ended December 31, 2011, and the subsequent period through April 25, 2014, the Company did not consult with Wolf regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Wolf that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or reportable event, as each term is defined in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Prior to the closing of the merger contemplated by that certain Agreement and Plan of Merger, dated as of March 31, 2010, by and among the Company, Cequent Pharmaceuticals, Inc. (“Cequent”), Calais Acquisition Corp. and a representative of the stockholders of Cequent, pursuant to which Cequent became a wholly-owned subsidiary of the Company, Wolf served as the principal accountants for Cequent, with the most recent audit having been performed with respect to the fiscal year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINA BIOTECH, INC.

May 12, 2014	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 12, 2014